EXHIBIT 16

LETTER ON CHANGE IN CERTIFYING ACCOUNTANT FROM RBSM LLP

RBSM LLP
NEW YORK, NY

November 16, 2011

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Delta Mutual, Inc. (the “Company”) Form 8-K/A, Amendment No.5 dated May 6, 2011 and are in agreement with the statements relating only to RBSM LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/RBSM LLP